Date:	January 21, 2009
For Release	Immediate
Contact:	Investor Contact:
	Gary J. Morgan,	Joseph Hassett, VP
	Senior Vice President of Finance, CFO	Gregory FCA Communications
	215-723-6751, gmorgan@met-pro.com	610-228-2110

Met-Pro Corporation Appoints Judith A. Spires to Board of Directors

Harleysville, PA, January 21, 2009 – Raymond J. De Hont, Chairman and Chief Executive Officer of Met-Pro Corporation (NYSE:MPR), announced today that Judith A. Spires, President of Acme Markets, Inc., has been appointed to the Company’s Board of Directors, filling the vacancy created by the retirement of William L. Kacin.

“We are honored to have Ms. Spires join our Board,” stated De Hont. “To have a strong Board, a company needs a diverse group of Directors with broad experiences and viewpoints that can enable the company to realize its potential in a rapidly evolving world. Ms. Spires’ outstanding qualifications and experience add a new dimension to our Board, which we are confident will be a tremendous asset to Met-Pro as we continue with our efforts to grow and improve our Company.”

Ms. Spires is President of Acme Markets, Inc., a 118-year-old Malvern, Pennsylvania-based retail grocery chain with 130 stores.     Prior to being named to her current position, Ms. Spires served as President of the Dallas/Fort Worth Division of Albertsons, Inc., for two years after having served as President of Albertsons, Inc.’s Denver Division. Ms. Spires’ previous experience also includes a variety of roles for Acme including: Senior Vice President of Marketing and Merchandising, Vice President of Integration, Vice President–Operations, Vice President Human Resources, Vice President Administration, and Vice President Advertising.

Ms. Spires received a Bachelor of Arts degree and a MBA from LaSalle University and currently serves on a number of civic and community Boards including: Variety-The Children’s Charity, the Greater Philadelphia Chamber of Commerce, National Multiple Sclerosis Society, St. Joseph’s University Academy of Food Marketing, and LaSalle University. In addition, Ms. Spires has been the recipient of numerous awards including the 2009 Paradigm Award, the Greater Philadelphia Region’s most prestigious award for businesswomen. In 2007, she was awarded the Strong, Smart, Bold award by Girls, Inc., and Network of Executive Women 2007 Outstanding Champion. In 2008, she was the Pennsylvania Food Merchants Organization’s Business Person of the Year.

About Met-Pro

Met-Pro Corporation, with headquarters at 160 Cassell Road, Harleysville, Pennsylvania, was recently recognized, for the third consecutive year, as one of America’s “200 Best Small Companies” by Forbes magazine. The Company was also named earlier this fiscal year as one of the world’s “Top Small to Midsize Manufacturers” by Start-It magazine for the second year in a row. Through its business units, in the United States, Canada, Europe and The People's Republic of China, a wide range of products and services are offered for industrial, commercial, municipal and residential markets worldwide. These include product recovery and pollution control technologies for purification of air and liquids; fluid handling technologies for corrosive, abrasive and high temperature liquids; Mefiag filtration technologies for harsh, corrosive liquid filtration applications; and filtration and purification technologies which include proprietary water treatment chemicals and filter products for air and liquid filtration. For more information, please visit www.met-pro.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this news release, and other materials filed or to be filed with the Securities and Exchange Commission (as well as information included in oral or other written statements made or to be made by the Company), contain statements that are forward-looking. Such statements may relate to plans for future expansion, business development activities, capital spending, financing, the effects of regulation and competition, or anticipated sales or earnings results. Such information involves risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to, the cancellation or delay of purchase orders and shipments, product development activities, computer systems implementation, dependence on existing management, the continuation of effective cost and quality control measures, retention of customers, global economic and market conditions, and changes in federal or state laws.

Met-Pro common shares are traded on the New York Stock Exchange, symbol MPR.

To obtain an Annual Report or additional information on the Company, please call 215-723-6751 and ask for the Investor Relations Department, or visit the Company’s website at www.met-pro.com.